EXHIBIT 99.2
CAPTIVA SOLUTIONS, LLC
BALANCE SHEET
as of September 30, 2005

		Total Bank
		Technology, LLC
		(Predecessor To Captiva)

	September 30, 2005	December 31, 2004

	Unaudited
	(Dollars in thousands)
Assets
Current Assets
Cash and cash equivalents	$112	$131
Accounts receivable	168	163
Other current assets	82	68

Total Current Assets	362	362
Property and Equipment, Net	330	565
Other Assets
Intangible and other assets, net	2,286	1,089

Total other assets	2,286	1,089

Total assets	$2,978	$2,016

Liabilities and Members’ Equity
Current Liabilities
Accounts payable	$139	$16
Accrued liabilities	222	138
Current portion of long-term debt	11	254

Total current liabilities	372	408
Long-term debt, net of current portion	2,712	1,026
Other	98	75

Total long-term liabilities	2,180	1,101

Members’ Equity
Common stock	290	435
Retained earnings (deficit)	(494)	72

Total Members’ Equity	(204)	507

Total Liabilities and Members’ Equity	$2,978	$2,016

See notes to financial statements

CAPTIVA SOLUTIONS, LLC
STATEMENTS OF OPERATIONS
For the period from June 1, 2005 through September 30, 2005
and for TBT (Predecessor to Captiva) for the five months ended May 31, 2005 and the nine months ended September 30, 2004
Unaudited

			Captiva
	TBT (Predecessor to Captiva)
			From Inception June 1,
	Five Months Ended	Nine Months Ended	2005 to September 30,
	May 31, 2005	September 30, 2004	2005

Revenue	$774	$1,398	$613
Cost of Goods Sold	135	223	75
General and Administrative Expenses	509	838	759
Depreciation and Amortization	128	296	80
Other Income (Expense)	—	—	—

Operating Income (Loss)	2	41	(301)
Interest Expense	(29)	64	(89)

Net Income (Loss)	$(27)	$(23)	$(390)

See notes to financial statements

CAPTIVA SOLUTIONS, LLC
STATEMENTS OF CASH FLOWS
For the period from June 1, 2005 through September 30, 2005
and for TBT (Predecessor to Captiva) for the five months ended May 31, 2005 and the nine months ended September 30, 2004
Unaudited

	TBT (Predecessor to Captiva)		Captiva

		Nine months	From Inception
	Five Months	Ended	June 1, 2005
	Ended	September 30,	to September
	May 31, 2005	2004	30, 2005

Net Income (loss)	$(27)	$(23)	(390)
Add:
Depreciation and amortization	168	296	80
Changes in current assets
Accounts receivable	(3)	5	(173)
Other current assets	(20)	(14)	(6)
Accounts payable and accrued expenses	(34)	26	342
Other liabilities	3	(2)	—

Net cash provided by (used in) operations	87	288	(147)
Investing Activities
Acquisition of TBT net assets	—	—	(2,781)
Purchases of property and equipment	(27)	(78)	(90)
Distributions of equity	(12)	—	—
Initial contribution of members	—	50	—

Net cash provided by (used in) investing activities	(39)	(28)	(2,871)
Financing Activities
Proceeds from term bank debt	—	—	1,107
Proceeds from mezzanine financing	—	—	1,600
Net decrease of long-term debt	(169)	(179)	—

Net cash provided by (used in) financing activities	(169)	(118)	2,707

Increase (decrease) in cash	(121)	81	(311)
Cash at beginning of period	131	10	423

Cash at end of period	$10	$91	112

Supplemental Cash Flow Information
Taxes paid	$—	$—	—

Interest paid	$29	$64	$89

See notes to financial statements

CAPTIVA SOLUTIONS, LLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
UNAUDITED
A.     BASIS OF PRESENTATION
      The accompanying unaudited consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States for interim financial reporting and in accordance with Rule 10-01 of Regulation S-X.
      In the opinion of management, the unaudited interim financial statements contained in this report reflect all adjustments, consisting of only normal recurring accruals, which are necessary for a fair presentation of the financial position, and the results of operations for the interim periods presented. The results of operations for any interim period are not necessarily indicative of results for the full year.
B.     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Critical Accounting Policies
      Management’s Discussion and Analysis of Financial Condition and Results of Operations of Captiva Solutions, LLC (“Captiva”) are based upon Captiva’s consolidated financial statements. The preparation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the dates of the financial statements, and the reported amounts of revenues and expenses during the reporting periods. On an on-going basis, management evaluates its critical accounting policies and estimates.
      A “critical accounting policy” is one that is both important to the understanding of the financial condition and results of operations of the company and requires management’s most difficult, subjective or complex judgments, often as a result of the need to make estimates about the effect of matters that are inherently uncertain. Management believes the following accounting policies fit this definition:
      Revenue Recognition: Captiva generates revenue from two main sources:

•	core and item processing earned on a monthly basis as the service is provided; and

•	software license fees from new client banks and the related annual maintenance.
      The license fees are booked in accordance with SOP 97-2 and SOP 98-1. Revenues are not recorded until all significant obligations are satisfied, the collectibility is assured, there are no modifications remaining. Annual maintenance fees are recorded ratably over the period of the provision of the maintenance.
C.     Acquisition
      On June 1, 2005, Captiva acquired the operating assets of Total Bank Technology, LLC (“TBT”) in exchange for cash consideration of $2,780,875. Captiva was formed on March 31, 2005 and had no operations prior to the acquisition of TBT on June 1, 2005. Therefore, TBT’s financial information and operating results are included in these interim financial statements as the predecessor to Captiva. TBT was a bank core and item processing provider based in Colorado. The operating results of TBT were

CAPTIVA SOLUTIONS, LLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS UNAUDITED—(Continued)
included with those of the Company beginning June 1, 2005. The acquisition was accounted for in accordance with SFAS No. 141, Business Combinations. The purchase price allocation is as follows:

Purchase Price:
Cash	$2,780,875
Value assigned to assets and liabilities:
Assets:
Cash	$12,023
Accounts receivable	166,827
Other current assets	75,745
Property and equipment	338,428
Other non-current assets	5,700
Customer list (estimated life of ten years)	500,000
Acquired technology (estimated life of three years)	350,000
Goodwill	1,522,478
Liabilities:
Accounts payable and accrued liabilities	24,509
Deferred revenue	67,754
Other non-current liabilities	98,063

Total net assets	$2,780,875

      We expect that the goodwill originating from the TBT acquisition will be deductible for tax purposes over fifteen years.
D.     Stock-Based Compensation
      Captiva has elected to account for its stock-based compensation plans under the intrinsic value-based method of accounting prescribed by Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees,” and does not utilize the fair value method.
E.     Credit Facilities
      Upon formation, Captiva entered into loan agreements with certain of its founders totaling $250,000. These loans were due and payable 60 months from the date of issuance and bear interest at 5% per annum. On June 1, 2005, Captiva obtained a $1,600,000 mezzanine loan from Salem Capital Partners, L.P. Loan payments to Salem precluded the payment of dividends (other than to members to pay taxes) and restricted the amount of payroll to certain of Captiva’s employees. Also on June 1, 2005, Captiva obtained a $1,500,000 revolving line of credit from The Peoples Bank. As of September 30, 2005, $851,000 was outstanding on the line of credit. Upon the closing of the merger, all of Captiva’s debt will be repaid in full from the cash portion of the merger consideration.
F.     Legal Proceedings
      Captiva is not currently a party to, and none of its material properties is currently subject to, any material litigation other than routine litigation incidental to its business.
G.     New Accounting Pronouncements
      On December 16, 2004, the Financial Accounting Standards Board (FASB) issued SFAS No. 123 (revised 2004), Share-Based Payment, which is a revision of SFAS Statement No. 123, Accounting for Stock-Based Compensation. SFAS No. 123(R) supersedes APB Opinion No. 25, Accounting for Stock Issued to Employees, and amends SFAS No. 95, Statement of Cash

CAPTIVA SOLUTIONS, LLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS UNAUDITED—(Continued)
Flows. Generally, the approach in SFAS No. 123(R) is similar to the approach described in SFAS No. 123. However, SFAS No. 123(R) requires all share-based payments to employees, including grants of employee stock options, to be recognized in the income statement based on their fair values. Pro forma disclosure is no longer an alternative.
      Captiva must adopt SFAS No. 123(R) no later than January 1, 2006. Early adoption will be permitted in periods in which financial statements have not yet been issued. Captiva expects to adopt SFAS No. 123(R) on January 1, 2006.
      As permitted by SFAS No. 123, Captiva currently accounts for share-based payments to employees using APB Opinion No. 25’s intrinsic value method and, as such, generally recognizes no compensation cost for employee stock options. Accordingly, the adoption of SFAS No. 123(R)’s fair value method will have a significant impact on Captiva’s result of operations, although it will have no impact on Captiva’s overall financial position. The impact of adoption of SFAS No. 123(R) cannot be predicted at this time because it will depend on levels of share-based payments granted in the future. However, had Captiva adopted SFAS No. 123(R) in prior periods, the impact of that standard would have approximated the impact of SFAS No. 123 as described in the disclosure of pro forma net income and earnings per share in Note 1 to our consolidated financial statements. SFAS No. 123(R) also requires the benefits of tax deductions in excess of recognized compensation cost to be reported as a financing cash flow, rather than as an operating cash flow as required under current literature. This requirement will reduce net operating cash flows and increase net financing cash flows in periods after adoption. While Captiva cannot estimate what those amounts will be in the future (because they depend on, among other things, when employees exercise stock options), the amount of operating cash flows recognized in prior periods for such excess tax deductions were not material to Captiva’s consolidated financial position or results of operations.
H. Subsequent Event
      Effective October 20, 2005, Captiva executed an agreement to merge with Goldleaf Financial Solutions, Inc. When the merger occurs, the issued and outstanding units of Captiva will be converted into the right to receive $6 million in cash, 757,576 shares of the common stock of Goldleaf Financial Solutions, Inc., and a potential earnout payment of up to 1,212,122 additional shares of the common stock of Goldleaf Financial Solutions, Inc. The transaction will be accounted for in accordance with SFAS No. 141, Business Combination.